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                                                                       EXHIBIT 5


                 [T. ALAN OWEN & ASSOCIATES, P. C. LETTERHEAD]





                                December 31, 1998


Board of Directors
Great Xpectations Marketing, Inc.
9202 West Royal Lane
Irving Texas 75063

Gentlemen:

         We have acted as counsel to Great Xpectations Marketing, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers 6,768,490 shares of the $0.001 par value Common Stock (the "Common Stock") of the Company.

         As counsel for the Company, we have examined the original or copies certified, or otherwise authenticated to our satisfaction, of the corporate records of the Company and such other documents or certificates of public officials as we have deemed necessary for the Opinion expressed herein.

         In rendering the Opinion set forth herein, we have assumed (a) the legal capacity of all natural persons, (b) the authenticity of all documents submitted to us as originals, and (c) the conformity to original documents of all documents submitted to us as copies.

         Based upon our examination of such documents, materials, certificates, and information as we had deemed appropriate or relevant for purpose of delivering this Opinion, but subject to the qualifications set forth herein, we are of the following opinion:

         1. The Company is duly incorporated and validly existing and in good standing under the laws of the State of Nevada.

         2. The 6,768,490 shares of the common stock are validly issued, fully paid, and non-assessable.



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Board of Directors
Great Xpectations Marketing, Inc.
December 31, 1998
Page 2

         This Opinion is provided for the purpose of being filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement and, without our prior written consent, may not be relied upon by any person, firm, or entity whatsoever other than you, your counsel, and your successors and assigns.

         We hereby consent to the use of this Opinion as an Exhibit to the Registration Statement into the use of our name in the Prospectus forming a part of the Registration Statement.

                                           Sincerely,

                                           T. ALAN OWEN & ASSOCIATES, P.C.


                                           By:
                                              ---------------------------------
                                              T. Alan Owen

TAO/jac